UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

CIRQUE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-52438	65-0855736
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

243 W. Congress, Suite 350 Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-963-2622

Copies to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attn.: Marc Ross, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sales of Equity Securities

On January 31, 2014, the Board of Directors of Cirque Energy, Inc. (the “Company”) ratified an earlier resolution to issue 6,880 Class A Shares (as defined below) to each of Frank O’Donnell and Joseph DuRant as consideration for their agreement to convert certain debt owed by the Company to each of Messrs. O’Donnell and Durant (the “Class A Holders”). Mr. DuRant is presently the Company’s chief executive officer and a member of its Board of Directors. Mr. O’Donnell was a member of the Board of Directors until his resignation therefrom, which was effective September 16, 2013. The Class A Shares were issued to the Class A Holders in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On January 31, 2014, the Board of Directors of the Company issued 13,907 Class B Shares (as defined below) to Mr. DuRant, 15,953 Class B Shares to Roger Silverthorn, 7,292 Class B Shares to Richard Fosgitt and 1,042 Class B Shares to Thomas Coté (collectively, the “Class B Holders”) as consideration for their agreement to convert certain debt owed by the Company to each such Class B Holder. The Class B Holders constitute the membership of the Company’s Board of Directors. In addition, Mr. Silverthorn is the Company’s chief financial officer. The Class B Shares were issued to the Class B Holders in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 30, 2013, the Company sent to the Division of Corporations, Amendment Section, Florida Secretary of State an Amendment to Article IV – Capital Stock (the “First Amendment”) authorizing the creation and designation of 13,420 shares of Class A Convertible Preferred Shares (the “Class A Shares”). Each Class A Share is convertible into 2,857.14 shares of common stock of the Company (the “Common Stock”) and votes on an as-converted basis with the holders of the Common Stock. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

On January 28, 2014, the Company sent to the Division of Corporations, Amendment Section, Florida Secretary of State an Amendment to Article IV – Capital Stock (the “Second Amendment”) authorizing the creation and designation of 100,000 shares of Class B Convertible Preferred Shares (the “Class B Shares”). Each Class B Share is convertible into 690 shares of Common Stock and votes on an as-converted basis with the holders of the Common Stock, provided that each Class B Share carries five votes of Common Stock per share. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment, which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRQUE ENERGY, INC.

Date: February 3, 2014	By:	/s/ Roger Silverthorn
Roger Silverthorn
Chief Financial Officer